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                                   EXHIBIT 7

                             AFFILIATE'S AGREEMENT

     This AGREEMENT (this "Agreement") is made as of _____________, 1997, by and among Lernout & Hauspie Speech Products N.V., a Belgian corporation ( the "Parent"), and the undersigned stockholder (the "Undersigned") of Kurzweil Applied Intelligence, Inc., a Delaware corporation (the "Company"). Reference is made to that certain Agreement and Plan of Merger, dated April ___, 1997 (the "Merger Agreement"), by and among Parent, Trappist Acquisition Corp., a Delaware corporation and wholly owned subsidiary of Parent ("Trappist Acquisition"), and the Company.

     WHEREAS, Parent, Trappist Acquisition and the Company are contemplating a merger of Trappist Acquisition with and into the Company (the "Merger") pursuant to which the Company will become a wholly owned subsidiary of Parent.

     WHEREAS, the Merger is contingent upon the approval of the Merger and the Merger Agreement by the Company's stockholders, and the Undersigned desires to facilitate the Merger by agreeing to vote the Undersigned's shares of the Company's Company Common Stock and any Company Common Stock of the Company over which the Undersigned has voting control in favor of the Merger and the Merger Agreement.

     WHEREAS, the Undersigned desires to irrevocably appoint Parent or any designee of Parent as the Undersigned's lawful agent, attorney and proxy to vote in favor of the Merger and the Merger Agreement.

     WHEREAS, in accordance with the Agreement, shares of common stock, $.01 par value per share, of the Company (the "Company Common Stock") owned by the Undersigned at the Effective Time (as defined in the Agreement) shall be converted into a combination of cash and shares of common stock of the Parent (the "Parent Common Stock"), as described in the Agreement.

     NOW, THEREFORE, in consideration of the mutual agreements, provisions and covenants set forth in the Agreement and hereinafter in this agreement, the Undersigned represents and agrees as follows:

     1.  Transfer Restriction.  The Undersigned will not sell, transfer or
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otherwise dispose of, or reduce his or its interest in any shares of Company
Common Stock currently owned or hereafter acquired by him prior to the termination of this Agreement.

     2.  Voting Agreement.  At a special meeting of the stockholders of the
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Company called for the purpose of considering the approval of the Merger and the
Merger Agreement, the Undersigned (if a director or executive officer of the Company) agrees to vote all of the Company Common Stock held by the Undersigned and any of the Company Common Stock over which the Undersigned has voting control, in favor of the Merger and the Merger Agreement.

     3.  Irrevocable Proxy.  The Undersigned (if a director or executive officer
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of the Company) hereby irrevocably appoints Parent or any designee of Parent as the Undersigned's lawful agent, attorney and proxy to vote or give consents with respect to the shares of Company Common Stock held by the Undersigned and any shares of Company Common Stock over which the Undersigned has voting control, in favor of the approval of the Merger and the Merger Agreement. The Undersigned intends this proxy to be irrevocable and coupled with an interest. Parent agrees that it or its designee shall vote the shares of Company Common Stock held by the Undersigned and any shares of Company Common Stock over which the Undersigned has voting control, in favor of the approval of the Merger and the Merger Agreement. The agents, attorneys and proxies named herein may not exercise this proxy on any other matter except as provided herein. The



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Undersigned may vote all shares of Company Common Stock held by the Undersigned and any shares of Company Common Stock over which the Undersigned has voting control on all other matters.

     4.  No Shopping.  The Undersigned (if a director or executive officer of
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the Company) shall not directly or indirectly (i) solicit, initiate or encourage
(or authorize any person to solicit, initiate or encourage) any inquiry, proposal or offer from any person (other than Parent) to acquire the business, property or capital stock of the Company or any direct or indirect subsidiary thereof, or any acquisition of a substantial equity interest in, or a substantial amount of the assets of, the Company or any direct or indirect subsidiary thereof, whether by merger, purchase of assets, tender offer or other transaction or (ii) subject to the fiduciary duty of the Undersigned as a director of the Company under applicable law, participate in any discussion or negotiations regarding, or furnish to any other person any information with respect to, or otherwise cooperate in any way with, or participate in, facilitate or encourage any effort or attempt by any person (other than Parent)to do or seek any of the foregoing.

     5.  Rule 145.  The Undersigned understands that the Undersigned's resale of
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Parent Common Stock issued to the Undersigned in the Merger will be subject to certain restrictions on transfer in accordance with Rule 145 under the Securities Act of 1933, as amended (the "Securities Act"), and in connection therewith agrees not to offer, sell, pledge, transfer or otherwise dispose of any of such shares of Parent Common Stock unless at such time either: (i) such transaction shall be permitted pursuant to the provisions of Rule 145 under the Securities Act; (ii) the Undersigned shall have furnished to the Parent an opinion of counsel, satisfactory to the Parent, to the effect that no registration under the Securities Act would be required in connection with the proposed offer, sale, pledge, transfer or other disposition; (iii) a registration statement under the Securities Act covering the proposed offer, sale, pledge, transfer or other disposition shall be effective under the Securities Act; or (iv) an authorized representative of the Securities and Exchange Commission (the "SEC") shall have rendered written advice to the Undersigned to the effect that the SEC will take no action, or that the staff of the SEC will not recommend that the SEC take action, with respect to the proposed offer, sale, pledge, transfer or other disposition if consummated.

     6.  Legend.  The Undersigned understands that all certificates representing
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the Parent Common Stock deliverable to the Undersigned pursuant to the Merger shall, until the occurrence of one of the events referred to in Section 5 above, bear a legend substantially as follows:

          "The shares represented by this certificate may not be offered, sold, pledged, transferred or otherwise disposed of except in accordance with the requirements of Rule 145 of the Securities Act of 1933, as amended."

     The Parent, in its discretion and in a manner consistent with the legend set forth above, may cause stop transfer orders to be placed with its transfer agent with respect to the certificates for the shares of Parent Common Stock which are required to bear the foregoing legend.

     7.  SEC Filings: Information.  From and after the Effective Date, and for
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so long as necessary in order to permit the Undersigned to sell the Parent
Common Stock pursuant to Rule 145, and to the extent applicable, Rule 144 under the Securities Act, Parent will file on a timely basis all reports required to be filed by it pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934, referred to in paragraph (c)(1) of Rule 144 under the Securities Act (or, if applicable, Parent will make publicly available the information regarding itself referred to in paragraph (c)(2) of Rule 144), in order to permit the Undersigned to sell, pursuant to the terms and conditions of Rule 145 and the applicable provisions of Rule 144, any of such shares of Parent Common Stock held by the Undersigned.

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     8.  Miscellaneous.
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         (a)  By signing below, the Undersigned represents and warrants that the Undersigned has all necessary power and authority to execute this Agreement and, if a director or executive officer of the Company, to cause the Undersigned's Company Common Stock and any shares of Company Common Stock over which the Undersigned has voting control, to be voted as provided herein, and the Undersigned has duly authorized, executed and delivered this Agreement.

         (b) This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware without giving effect to the principles of conflict of laws thereof.

         (c) This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument, and any and all of the parties hereto may execute this Agreement by signing any such counterpart.

         (d) This Agreement shall terminate upon the earlier to occur of (i) the Effective Date or (ii) termination of the Merger Agreement in accordance with the terms thereof; provided, however, that Sections 5 and 7 shall survive
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the termination of this Agreement if the Agreement is terminated pursuant to clause (i) above.

         (e) This agreement shall be binding on the Undersigned's successors and assigns, including his heirs, executors and administrators.

         (f) The undersigned has carefully read this agreement and discussed its requirements, to the extent the Undersigned believed necessary, with its counsel or counsel for the Company or the Parent.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first above written.


                           LERNOUT & HAUSPIE SPEECH PRODUCTS N.V.


                           By:____________________________
                              Name:
                              Title:

                           STOCKHOLDER:

                           _________________________________

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